Exhibit 99.1
Wag! Reports Third Quarter 2024 Results
SAN FRANCISCO – (BUSINESS WIRE) – November 13, 2024 – Wag! Group Co. (the “Company” or “Wag!”; Nasdaq: PET), which strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household, today announced financial results for the third quarter ended September 30, 2024.
Third Quarter 2024 Highlights:
•Revenues decreased 39% to $13.2 million, compared to $21.8 million in the third quarter of 2023 – comprised of $5.4 million of Services revenue, $6.5 million of Wellness revenue, and $1.3 million of Pet Food & Treats revenue.
•Net loss was $6.3 million, compared to $2.2 million in the third quarter of 2023.
•Adjusted EBITDA loss was $1.9 million, compared to positive Adjusted EBITDA of $1.0 million in the third quarter of 2023.
"Our third quarter results were impacted by a highly dynamic marketing environment resulting in less efficient marketing spend in our Wellness and Pet Food & Treats businesses,” said Garrett Smallwood, CEO and Chairman of Wag!. “While we are disappointed with these results, we expect these challenges to be transitory, and believe we are positioned for a strong rebound in Q4 and into 2025. In fact, we saw growth in our Wellness revenue stream of 79% month over month in October, and the first couple weeks of November are continuing this trend.”
“In the third quarter, we paid down $5 million of our debt balance, and we continue to have ongoing discussions with banks and private lenders to address our debt. We will also consider strategic asset sales for select products with a longer duration payback, and would expect to use such proceeds to further pay down our debt. We remain focused on strengthening our balance sheet, delivering strong fourth quarter results and returning to growth and profitability in 2025.”
Guidance
For the fourth quarter 2024, we expect:
•Revenue in the range of $15 million to $18 million.
•Adjusted EBITDA1 in the range of $(0.5) million to $0.5 million.
For the full year 2024, we expect:
•Revenue in the range of $70 million to $73 million.

•Adjusted EBITDA1 in the range of $(0.5) million to $0.5 million.
Our financial guidance includes the following outlook:
•We expect holidays to drive incremental overnight vs. daytime service demand, but also expect that severe weather will impact Services demand. Pet adoption during the holidays also positively impacts pet insurance penetration and demand for wellness plans.
•We anticipate that continued growth in the pet industry, driven by factors such as higher rates of pet ownership, pet insurance penetration, and increasing demand for premium pet products and services, will have a positive impact on our full year 2024 results.
•We have factored in potential risks and opportunities related to macroeconomic trends related to the state of the economy, interest rates, and consumer confidence in order to forecast our financial performance.
•We expect Sales & Marketing efficiency within the Pet category, our ability to manage CPCs and CPMs across key partners and advertising platforms, and our ability to manage search engine results and search engine optimization (SEO) within competitive keywords.
•We recognize that there may be potential risks to our financial performance in 2024, such as disruptions to global supply chains, changes in consumer behavior due to unexpected events such as a delayed or imbalanced return-to-office, digital and performance marketing trends, the potential impact of AI, and our ability to expand through partnerships.
Wag!’s Third Quarter Results Conference Call
Wag! will host a conference call and live webcast today, November 13, 2024, at 8:30am ET to discuss financial results. Investors and analysts interested in participating in the call are invited to dial 1-800-717-1738 (international callers please dial 1-646-307-1865) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://investors.wag.co.
A recorded replay of the conference call will be available approximately three hours after the conclusion of the call and can be accessed online at https://investors.wag.co for 90 days.
Wag! also provides announcements regarding financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investors.wag.co), and/or social media outlets, as a means of disclosing material information and complying with disclosure obligations under Regulation FD. The list of social media channels that Wag! uses may be updated on the investor relations website from time to time. In addition, you may automatically receive email alerts and other information about Wag! when you enroll your email address by visiting the “Email Alerts” section at (https://investors.wag.co/ir-resources/email-alerts).
1 Information reconciling forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort, as discussed in our Non-GAAP Financial Measures and Other Operating Metrics section below.

About Wag! Group Co.
Wag! Group Co. strives to be the number one platform to solve the service, product, and wellness needs of the modern U.S. pet household. Wag! pioneered on-demand dog walking in 2015 with the Wag! app, which offers access to 5-star dog walking, sitting, and one-on-one training from a community of over 500,000 Pet Caregivers nationwide. In addition, Wag! Group Co. operates Petted, one of the nation’s largest pet insurance comparison marketplaces; Dog Food Advisor, one of the most visited and trusted pet food review platforms; WoofWoofTV, a multi-media company bringing delightful pet content to over 18 million followers across social media; maxbone, a digital platform for modern pet essentials; and Furmacy, software to simplify pet prescriptions. For more information, visit Wag.co.
Non-GAAP Financial Measures and Other Operating Metrics
Adjusted EBITDA is a non-GAAP financial measure defined as net income (loss) adjusted for interest expense, net; income taxes; depreciation and amortization; and stock-based compensation, as well as other items to be consistent with definitions typically used by lenders, including transaction costs. Additionally, we exclude the impact of certain non-recurring items which are not indicative of our operating performance as well as other transaction-specific costs that do not represent an ongoing operating expense of the business, including but not limited to, integration and transaction costs associated with acquired businesses, severance costs, loss on extinguishment of debt, and legal settlements. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted EBITDA and Adjusted EBITDA margin provide a basis for comparison of our business operations between current, past, and future periods by excluding items from net income (loss) that we do not believe are indicative of our core operating performance.
Platform Participant is defined as a Pet Parent or Pet Caregiver who transacted on the Wag! platform for a service in the quarter. Services include dog walking, sitting, boarding, drop-ins, training, premium telehealth services, wellness plans, and pet insurance plan comparison.
Information reconciling forward-looking Adjusted EBITDA to the most directly comparable GAAP financial measure is unavailable to the Company without unreasonable effort. The Company is not able to provide a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure because certain items required for such reconciliation are outside of the Company’s control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such a reconciliation would require a forward-looking statement of income, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort. The Company provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, it cannot accurately predict all the components of the Adjusted EBITDA calculation. The Company provides an Adjusted EBITDA forecast because it believes that Adjusted EBITDA, when viewed with the Company’s results under GAAP, provides useful information for the reasons noted above. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities as an indicator of operating performance.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its pet service, product and wellness offerings and achieve scale; ability to attract and retain personnel; market opportunity, anticipated growth, ability to achieve and maintain profitability; intended use of proceeds from the Company’s underwritten public offering, and future financial performance, including management’s financial outlook for the future. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: management’s financial outlook for the future; market adoption of the Company’s pet service, product and wellness offerings and solutions; failure to realize the financial benefits of acquisitions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; and the risk of downturns in the market and the technology industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.
Contact Us
Media: Media@wagwalking.com
Investor Relations
Wag!: IR@wagwalking.com
Gateway for Wag!: PET@gateway-grp.com

Wag! Group Co.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2024	December 31, 2023
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$8,445	$18,323
Accounts receivable, net	6,548	10,023
Prepaid expenses and other current assets	3,258	3,428
Total current assets	18,251	31,774
Property and equipment, net	1,515	347
Operating lease right-of-use assets	816	1,045
Intangible assets, net	7,312	8,828
Goodwill	4,646	4,646
Other assets	52	57
Total assets	$32,592	$46,697
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,252	$9,919
Accrued expenses and other current liabilities	3,184	4,015
Deferred revenue	1,778	1,781
Deferred purchase consideration – current portion	—	547
Operating lease liabilities – current portion	401	386
Notes payable – current portion, net of debt discount and warrant allocation of $1,730 as of September 30, 2024	19,015	1,751
Total current liabilities	29,630	18,399
Operating lease liabilities – non-current portion	556	816
Notes payable – non-current portion, net of debt discount and warrant allocation of $4,563 as of December 31, 2023	—	25,664
Other non-current liabilities	31	172
Total liabilities	30,217	45,051
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	176,859	163,376
Accumulated deficit	(174,488)	(161,734)
Total stockholders’ equity	2,375	1,646
Total liabilities and stockholders’ equity	$32,592	$46,697

Wag! Group Co.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands, except per share amounts)
Revenues	$13,204	$21,800	$55,074	$62,243
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	1,146	1,441	3,874	3,710
Platform operations and support	2,798	2,968	8,472	9,630
Sales and marketing	8,862	12,755	35,554	36,788
Royalty	—	—	—	1,791
General and administrative	4,231	4,682	12,279	14,487
Depreciation and amortization	583	414	1,741	1,170
Total costs and expenses	17,620	22,260	61,920	67,576
Interest expense	1,497	1,915	4,979	5,686
Interest income	(105)	(232)	(332)	(714)
Loss on extinguishment of debt	454	—	1,180	—
Other expense, net	—	12	—	21
Loss before income taxes	(6,262)	(2,155)	(12,673)	(10,326)
Income taxes	—	41	81	79
Equity in net earnings of equity method investments	—	—	—	553
Net loss	$(6,262)	$(2,196)	$(12,754)	$(9,852)
Loss per share, basic and diluted	$(0.13)	$(0.06)	$(0.30)	$(0.26)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	47,780	38,987	42,941	38,061

Wag! Group Co.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
	(in thousands)
Cash flow from operating activities:
Net loss	$(12,754)	$(9,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,799	3,528
Non-cash interest expense	1,768	2,021
Depreciation and amortization	1,741	1,170
Reduction in carrying amount of operating lease right-of-use assets	229	256
Equity in net earnings of equity method investments	—	(553)
Loss on extinguishment of debt	1,180	—
Other	—	12
Changes in operating assets and liabilities, net of effect of acquired business:
Accounts receivable	3,475	(2,573)
Prepaid expenses and other current assets	170	(463)
Other assets	5	1
Accounts payable	(4,667)	2,762
Accrued expenses and other current liabilities	(831)	(452)
Deferred revenue	(3)	(491)
Operating lease liabilities	(245)	(208)
Other non-current liabilities	(141)	218
Net cash used in operating activities	(5,274)	(4,624)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(128)	(9,152)
Cash paid for equity method investment	—	(1,470)
Purchase of property and equipment	(1,265)	(40)
Net cash used in investing activities	(1,393)	(10,662)
Cash flows from financing activities:
Repayment of debt	(11,233)	(907)
Debt prepayment penalty	(100)	—
Proceeds from exercises of stock options	114	100
Proceeds from registered public offering of common stock, net of issuance costs	8,570	—
Other	(562)	(569)
Net cash used in financing activities	(3,211)	(1,376)
Net change in cash and cash equivalents	(9,878)	(16,662)
Cash and cash equivalents, beginning of period	18,323	38,966
Cash and cash equivalents, end of period	$8,445	$22,304

Wag! Group Co.
Adjusted EBITDA (Loss) Reconciliation
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands, except percentages)
Net loss	$(6,262)	$(2,196)	$(12,754)	$(9,852)
Interest expense, net	1,392	1,683	4,647	4,972
Income taxes	—	41	81	79
Depreciation and amortization	583	414	1,741	1,170
Stock-based compensation	1,847	1,065	4,799	3,528
Integration and transaction costs associated with acquired business	—	—	—	189
Severance costs	33	—	160	131
Loss on extinguishment of debt	454	—	1,180	—
Legal settlement	10	—	10	500
Adjusted EBITDA (loss)	$(1,943)	$1,007	$(136)	$717
Revenues	$13,204	$21,800	$55,074	$62,243
Adjusted EBITDA (loss) margin	(14.7)%	4.6%	(0.2)%	1.2%

Wag! Group Co.
Key Operating and Financial Metrics
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
	(in thousands, except percentages)
Platform Participants (as of period end)	367	632	367	632
Revenues	$13,204	$21,800	$55,074	$62,243
Net loss	$(6,262)	$(2,196)	$(12,754)	$(9,852)
Net loss margin	(47.4)%	(10.1)%	(23.2)%	(15.8)%
Net cash used in operating activities	$(3,253)	$(2,297)	$(5,274)	$(4,624)
Adjusted EBITDA (loss)	$(1,943)	$1,007	$(136)	$717
Adjusted EBITDA (loss) margin	(14.7)%	4.6%	(0.2)%	1.2%